As filed with the Securities and Exchange Commission on July 8, 1999

                                  Registration No. 333-__________

               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549
                            FORM S-8
                     REGISTRATION STATEMENT
                             Under
                   The Securities Act of 1933

                         MANPOWER INC.
       (Exact Name of Registrant as Specified in Charter)

        Wisconsin                             39-1672779
 (State of Incorporation)        (I.R.S. Employer Identification No.)

 5301 North Ironwood Road
   Milwaukee, Wisconsin                         53217
(Address of Principal Executive Offices)      (Zip Code)
         ____________________________________

 1994 EXECUTIVE STOCK OPTION AND RESTRICTED STOCK PLAN
         ____________________________________

                     Michael J. Van Handel
                         Manpower Inc.
                    5301 North Ironwood Road
                   Milwaukee, Wisconsin 53217
                         (414) 961-1000
(Name, address and telephone number, including area code, of agent for service)

                         With copies to:
                        Scott A. Moehrke
                      Godfrey & Kahn, S.C.
                     780 North Water Street
                  Milwaukee, Wisconsin  53202
                         (414) 273-3500

                  CALCULATION  OF REGISTRATION  FEE

                                    Proposed      Proposed
                                    Maximum       Maxumim         Amount
Title of Securities    Amount       Offering      Aggregate         of
    to be               to be        Price        Offering     Registration
  Registered         Registered     Per Unit       Price            Fee

Common Stock,
$.01 par value       2,000,000      $22.6875(1)    $45,375,000   $12,614.25(1)

 (1) Registration fee calculated pursuant to Rule
     457(c) under the Securities Act of 1933, as amended. The registration fee is based on the average of the high and low price of a share of Manpower Inc. common stock on July 1, 1999 on the New York Stock Exchange as reported in the Midwest
     Edition of The Wall Street Journal on July 2,
     1999.

                    INCORPORATION OF CERTAIN
                    INFORMATION BY REFERENCE

This Registration Statement is being filed pursuant  to
General  Instruction E to Form S-8 under the Securities
Act  of  1933,  as  amended.  The  information  in  the
Registration  Statement on Form S-8 filed  by  Manpower
Inc.  (Registration  No.  33-84736)  pursuant  to   the
Securities Act of 1933, as amended, on October 5, 1994, including the exhibits, is incorporated by reference into this Registration Statement.

Exhibits


5.1  Opinion of Godfrey & Kahn, S.C.

23.1 Consent  of  Godfrey  & Kahn,  S.C.  (included in Exhibit 5.1)

23.2 Consent of Arthur Andersen LLP

24.1 Powers of Attorney

                           SIGNATURES

     Pursuant to the requirements of the Securities Act
of   1933,  the  Registrant  certifies  that   it   has
reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on July 2, 1999.

                              MANPOWER INC.


                                By:  /s/Jeffrey  A. Joerres
                                     Jeffrey  A.  Joerres, President and
                                     Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     Signature                 Title                              Date


/s/Jeffrey A.Joerres        President and Chief Executive    July 2, 1999
Jeffrey A. Joerres          Officer and a Director
                            (Principal Executive Officer)

/s/Michael J. Van Handel    Senior Vice President-Chief      July 2, 1999
Michael J. Van  Handel      Financial Officer, Treasurer
                            and Secretary (Principal Financial
                            Officer and Principal Accounting
                            Officer)


Directors:  John R. Walter, Dudley J. Godfrey, Jr., Marvin B. Goodman,
            J. Ira Harris, Terry A. Hueneke, Newton N. Minow, Gilbert Palay and Dennis Stevenson


By: /s/Michael J. Van Handel                                 July 2, 1999
    Michael J. Van Handel
    Attorney-In-Fact*

*Pursuant to authority granted by powers of attorney, copies of which are filed herewith.